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                                                                   EXHIBIT 10(a)



                          REPUBLIC GROUP INCORPORATED
                         1989 LONG-TERM INCENTIVE PLAN
              (As Restated and Amended Effective August 16, 1996)

                                  I.  GENERAL

         1. Purpose. The REPUBLIC GROUP INCORPORATED 1989 Long-Term Incentive Plan (the "1989 Plan") has been established by REPUBLIC GROUP INCORPORATED (the "Company") to:

                 (a) attract and retain key executive and managerial employees;

                 (b) motivate participating employees, by means of appropriate incentive, to achieve long-range goals;

                 (c) provide incentive compensation opportunities which are competitive with those of other major corporations; and

                 (d) further identify Participants' interests with those of the Company's other shareholders through compensation alternatives based on the Company's common stock;

and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

         2. Effective Date. Subject to the approval of the holders of a majority of the Stock of the Company present, or represented, and entitled to vote at the Company's 1989 annual meeting of its stockholders, the 1989 Plan shall be effective as of July 1, 1989, provided, however, that awards made under the 1989 Plan prior to such approval of the 1989 Plan by stockholders of the Company are contingent on such approval of the 1989 Plan by the stockholders of the Company and shall be null and void if such approval of the stockholders of the Company is withheld. The 1989 Plan shall be unlimited in duration and, in the event of plan termination, shall remain in effect as long as any awards under it are outstanding. Effective August 16, 1996, it is the intent of the Company for the Plan to comply with new Rule 16b-3, issued by the Securities and Exchange Commission on May 31, 1996.

         3.      Definitions.   The following definitions are applicable to the
1989 Plan.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Compensation Committee of the Board.

         "Disabled" means the inability of a Participant, by reason of a physical or mental impairment, to engage in any substantial gainful activity, of which the Board shall be the sole judge.

         "Fair Market Value" of any Stock means, as of any date, the closing market composite price for such Stock as reported for the New York Stock Exchange-Composite Transactions on the date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

         "Option Date" means, with respect to any Stock Option, the date on which the Stock Option
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is awarded under the 1989 Plan.

         "Participant" means any employee of the Company or any Subsidiary who is selected by the Board to participate in the 1989 Plan.

         "Performance Unit" shall have the meaning ascribed to it in Part VI.

         "Permitted Transferees" means a member of an optionee's immediate family, trusts for the benefit of such immediate family members, and partnerships in which such immediate family members are the only partners, provided that no consideration is provided for the transfer. Immediate family members shall include an optionee's descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption.

         "Related Company" means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns 50% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote.

         "Restricted Period" has the meaning ascribed to it in Part V.

         "Restricted Stock" has the meaning ascribed to it in Part V.

         "Retirement" means (i) termination of employment in accordance with the retirement procedures set by the Company from time to time; (ii) termination of employment because a participant becomes Disabled; or (iii) termination of employment voluntarily with the consent of the Company (of which the Board shall be the sole judge).

         "Stock" means REPUBLIC GROUP INCORPORATED common stock.

         "Stock Appreciation Right" means the right of a holder of a Stock Option to receive Stock or cash as described in Part IV.

         "Stock Option" means the right of a Participant to purchase Stock pursuant to an Incentive Stock Option or Non-Qualified Option awarded pursuant to the provisions of the 1989 Plan.

         "Subsidiary" means any corporation during any period of which 50% or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company.

         4. Administration. The authority to manage and control the operation and administration of the 1989 Plan shall be vested in the Board. Subject to the provisions of the 1989 Plan, the Board will have authority to select employees to receive awards of Stock Options with or without tandem Stock Appreciation Rights, Restricted Stock and/or Performance Units, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, to determine the number and value of Performance Units awarded and earned, and to cancel or suspend awards. In making such award determinations, the Board may take into account the nature of services rendered by the respective employee, his or her present and potential contribution to the Company's success and such other factors as the Board deems relevant. The Board is authorized to interpret the 1989 Plan, to establish, amend, and rescind any rules and regulations relating to the 1989 Plan, to determine the terms and provisions of any agreements made pursuant to the 1989 Plan, and to make all other determinations that may be necessary or advisable for the administration of the 1989 Plan.

         The Board, in its discretion, may delegate any or all of its authority, powers and discretion under this Plan to the Committee, which shall consist of two or more "outside directors," as such





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term is defined under the Treasury Regulations under Code section 162(m), each of whom shall serve at the pleasure of the Board; and the Board in its discretion may revest any or all such authority, powers and discretion in itself at any time. If appointed, the Committee shall function as follows: A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's Bylaws or resolutions duly adopted by the Board. All actions taken and decisions and determinations made by the Board or the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan.

         5. Participation. Subject to the terms and conditions of the 1989 Plan, the Board shall determine and designate, from time to time, the key executives and managerial employees of the Company and/or its Subsidiaries who will participate in the 1989 Plan. In the discretion of the Board, an eligible employee may be awarded Stock Options with or without tandem Stock Appreciation Rights, Restricted Stock or Performance Units or any combination thereof, and more than one award may be granted to a Participant. Except as otherwise agreed to by the Company and the Participant, any award under the 1989 Plan shall not affect any previous award to the Participant under the 1989 Plan or any other plan maintained by the Company or its Subsidiaries.

         6. Shares Subject to the 1989 Plan. The shares of Stock with respect to which awards may be made under the 1989 Plan shall be either authorized and unissued shares or issued and outstanding shares (including, in the discretion of the Board, shares purchased in the market). Subject to the provisions of paragraph I.10, the number of shares of Stock available under the 1989 Plan for the grant of Stock Options with or without tandem Stock Appreciation Rights, Performance Units and Restricted Stock shall not exceed 1,150,000 shares in the aggregate. Subject to the provisions of paragraph I.10, the number of shares of Stock which may be available for grant with respect to Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Units under the 1989 Plan shall be increased, as of the first day of each subsequent fiscal year for which the 1989 Plan is in effect, by five percent (5%) of the number of shares of Stock issued by the Company during the preceding fiscal year (exclusive of shares of Stock issued pursuant to awards made under the 1989 Plan and reissuances of treasury stock by the Company). If, for any reason, any award under the 1989 Plan otherwise distributable in shares of Stock, or any portion of the award, shall expire, terminate or be forfeited or cancelled, or be settled in cash pursuant to the terms of the 1989 Plan and, therefore, any such shares are no longer distributable under the award, such shares of Stock shall again be available for award under the 1989 Plan. The maximum number of shares of Stock with respect to which options or rights may be granted each calendar year to each employee shall be 500,000.

         7. Compliance With Applicable Laws and Withholding of Taxes. Notwithstanding any other provision of the 1989 Plan, the Company shall have no liability to issue any shares of Stock under the 1989 Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Stock under the 1989 Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or
with the intention of distributing the shares.   All awards and payments under
the 1989 Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Board, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the 1989 Plan. The Company shall have the right to deduct from all amounts paid in cash in consequence of the exercise of a Stock Option or Stock Appreciation Right or in connection with an award of Restricted Stock or Performance Units under the 1989 Plan any taxes required by law to be withheld with respect to such cash payments. Where an employee or other person is entitled to receive shares of Stock pursuant to the exercise of a Stock Option or a Stock Appreciation Right or with respect to an award of Performance Units





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pursuant to the 1989 Plan, the Company shall have the right to require the employee or such other person to pay to the Company the amount of any taxes that the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld. Upon the disposition (within the meaning of Code Section 424(c)) of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of the holding period requirements of Code Section 422(a)(1), the employee shall be required to give notice to the Company of such disposition and the Company shall have the right to require the employee to pay to the Company the amount of any taxes that are required by law to be withheld with respect to such disposition. Upon termination of the Restricted Period with respect to an award of Restricted Stock (or such earlier time, if any, as an election is made by the employee under Code Section 83(b), or any successor provisions thereto, to include the value of such shares in taxable income), the Company shall have the right to require the employee or other person receiving shares of Stock in respect of such Restricted Stock award to pay to the Company the amount of taxes that the Company is required to withhold with respect to such shares of Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Stock held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Restricted Stock the amount of taxes that the Company is required to withhold with respect to such dividend payments.

         8. Transferability. Incentive Stock Options with or without tandem Stock Appreciation Rights, Performance Units, and, during the period of restriction, Restricted Stock awarded under the 1989 Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Incentive Stock Options with or without tandem Stock Appreciation Rights may be exercised during the lifetime of the Participant only by the Participant or his guardian or legal representative. Non-Qualified Stock Options with or without tandem Stock Appreciation Rights may be transferred to Permitted Transferees, and may be exercised either by the Participant, his guardian or legal representative, or by a Permitted Transferee.


         9. Employment and Stockholder Status. The 1989 Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary. Subject to the provisions of paragraph V.3(a), no award under the 1989 Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Stock. If the redistribution of shares is restricted pursuant to paragraph 1.7, certificates representing such shares may bear a legend referring to such restrictions.

         10. Adjustments to Number of Shares Subject to the 1989 Plan. Subject to the following provisions of this paragraph 10 in the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares of Stock with respect to which awards may be made under the 1989 Plan, the terms and the number of shares of any outstanding Stock Options, Stock Appreciation Rights, Performance Units, or Restricted Stock, and the purchase price of a share of Stock under Stock Options, may be equitably adjusted by the Board in its sole discretion.

         11. Change in Control. Notwithstanding any other provision of the 1989 Plan, in the event of a change in control, (i) all outstanding Stock Options which have been outstanding for at least six months, with or without tandem Stock Appreciation Rights, and Restricted Stock, and (ii) effective for all awards made under the 1989 Plan on or after August 16, 1996, all outstanding Stock Options, with or without tandem Stock Appreciation Rights, and Restricted Stock, will automatically become fully exercisable and/or vested, and Performance Units may be paid out in such manner and amounts as determined by the Board. For purposes of this paragraph 11, the term "change in control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Board which occurs as follows:





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                 (a)      any "person" (as such term is used in Section 13(d)
                          and 14(d)(2) of the Securities Exchange Act of 1934), other than the Company, a wholly-owned subsidiary of the Company, any employee benefit plan of the Company or of a Subsidiary or any trustee of such a plan, is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 35 percent or more of the total voting power of the Company's then outstanding voting stock.

                 (b) a tender offer (for which a filing has been made with the Securities Exchange Commission ("SEC") which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board, provided that in case of a tender offer described in this paragraph (b), the change in control will be deemed to have occurred upon the first to occur of (i) any time during the offer when the person (using the definition in (a) above) making the offer owns or has accepted for payment stock of the Company with 35 percent of the total voting power of the Company's stock or (ii) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 35 percent or more of the total voting power of the Company's stock when the offer terminates; or

                 (c) individuals who were the Board's nominees for election as directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

For purposes hereof, a person will be deemed to be the beneficial owner of any voting securities of the Company which it would be considered to beneficially own under Securities and Exchange Commission Rule 13d-3 (or any similar or superseding statute or rule) from time to time in effect.

         12. Agreement With Company. At the time of any awards under the 1989 Plan, the Board will require a Participant to enter into an agreement with the Company in a form specified by the Board, agreeing to the terms and conditions of the 1989 Plan and to such additional terms and conditions, not inconsistent with the 1989 Plan, as the Board may, in its sole discretion, prescribe.

         13. Amendment and Termination of 1989 Plan. Subject to the following provisions of this paragraph 13, the Board may at any time and in any way amend, suspend or terminate the 1989 Plan. No amendment of the 1989 Plan and, except as provided in paragraph 10, no action by the Board shall, without further approval of the stockholders of the Company, increase the total number of shares of Stock with respect to which awards may be made under the 1989 Plan, materially increase the benefits accruing to Participants under the 1989 Plan or materially modify the requirements as to eligibility for participation in the 1989 Plan, if stockholder approval of such amendment is a condition of Securities and Exchange Commission Rule 16b-3 or the Code at the time such amendment is adopted. No amendment, suspension or termination of the 1989 Plan shall alter or impair any Stock Option with or without tandem Stock Appreciation Right, share of Restricted Stock or Performance Unit previously awarded under the 1989 Plan without the consent of the holder thereof.

                          II.  INCENTIVE STOCK OPTIONS

         1. Definition. The award of an Incentive Stock Option under the 1989 Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to





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the following terms of this Part II.

         2. Eligibility. The Board shall designate the Participants to whom Incentive Stock Options, as described in section 422(b) of the Code or any successor section thereto, are to be awarded under the 1989 Plan and shall determine the number of option shares to be offered to each of them. In no event shall the aggregate Fair Market Value (determined at the time the option is awarded) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Related Companies) exceed $100,000.

         3. Price. The purchase price of a share of Stock under each Incentive Stock Option shall be determined by the Board, provided, however, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value of a share of Stock as of the Option Date (or 110% of such Fair Market Value if the holder of the option owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary) or (b) the par value of a share of Stock on such date. To the extent provided by the Board, the full purchase price of each share of Stock purchased upon the exercise of any Incentive Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. In addition, effective for all awards of Incentive Stock Options under the 1989 Plan on or after August 16, 1996, unless restricted by the Board, Participants may elect to pay the purchase price of shares of Stock purchased upon the exercise of Incentive Stock Options in cash or through the constructive delivery at the time of such exercise of shares of Stock (valued at Fair Market Value as of the day of exercise) already owned by the Participant, or any combination thereof, equivalent to the purchase price of such Incentive Stock Options, and, as soon as practicable thereafter, a certificate representing the net number of shares so purchased shall be delivered to the person entitled thereto. Participants also may elect to pay, unless restricted by the Board, the purchase price, in whole or in part, of shares of Stock purchased upon the exercise of Incentive Stock Options through the Company's withholding of shares of Stock (valued at Fair Market Value as of the day of exercise) that would otherwise be issuable upon exercise of such options equivalent to the purchase price of such Incentive Stock Options and, as soon as practicable thereafter, a certificate representing the net number of shares so purchased shall be delivered to the person entitled thereto. A Participant's payment of the purchase price in connection with the exercise of an Incentive Stock Option through the Company's withholding of shares of Stock that would otherwise be issuable under such Incentive Stock Option may constitute a disposition of the withheld Stock within the meaning of Code Section 424(c), resulting in the disqualification of the withheld Stock from treatment as an incentive stock option under Code
Section 422 and the Participant's recognition of ordinary income in the year of the disposition. Furthermore, a Participant's payment of the purchase price in connection with the exercise of an Incentive Stock Option through actual or constructive delivery of shares of Stock (the "ISO Stock") that were acquired through the exercise of an Incentive Stock Option and that have not been held for more than one year will be considered a disposition (within the meaning of Code Section 424(c)) of the ISO Stock, resulting in the disqualification of the ISO Stock from treatment as an incentive stock option under Code Section 422, and the Participant's recognition of ordinary income. Participants should consult with their tax advisors prior to electing to exercise an Incentive Stock Option by either of these methods.

         4. Exercise. No Incentive Stock Option may be exercised by a Participant (a) prior to the date on which he completes six continuous months of employment with the Company or any Related Company after the date of the award thereof, or (b) after the Expiration Date applicable to that option. Provided, however, that the six-month requirement shall not apply if the Participant's employment terminates by reason of death or because the Participant becomes Disabled. Each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Board at the Option Date. The exercise of an Incentive Stock Option will result in the surrender of the related Stock Appreciation Right, if any.





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         5.      Option Expiration Date.  The "Expiration Date" with respect to an Incentive Stock Option or any portion thereof awarded to a Participant under the 1989 Plan means the earliest of:

                          (a) the date that is 10 years after the date on which the Incentive Stock Option is awarded (or, if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary, the date that is 5 years after the date on which the Incentive Stock Option is awarded);

                          (b) the date established by the Board at the time of the award;

                          (c)     the date that is one year after the
                                  Participant's employment with the Company and all Related Companies is terminated by reason of the Participant becoming Disabled or by reason of the Participant's death.

                          (d) the date the Participant's employment with the Company and all Related Companies is terminated for reasons other than Retirement or death; or

                          (e) the date that is three months after the date the Participant's employment with the Company and all Related Companies is terminated by reason of Retirement.

                 All rights to purchase shares of Stock pursuant to an Incentive Stock Option shall cease as of such option's Expiration Date.


                       III.  NON-QUALIFIED STOCK OPTIONS

         1. Definition. The award of a Non-Qualified Stock Option under the 1989 Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this
Part III.

         2. Eligibility. The Board shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under the 1989 Plan and shall determine the number of option shares to be offered to each of them.

         3. Price. The purchase price of a share of Stock under each Non-Qualified Stock Option shall be determined by the Board; provided, however, that in no event shall such price be less than the greater of (a) fifty percent (50%) of the Fair Market Value of a share of Stock as of the Option Date or (b) the par value of a share of such Stock on such date. To the extent provided by the Board, the full purchase price of each share of Stock purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. In addition, unless restricted by the Board, Participants may elect to pay the purchase price of shares of Stock purchased upon the exercise of Non-Qualified Stock Options in cash or through the constructive delivery at the time of such exercise of shares of Stock (valued at Fair Market Value as of the day of exercise) already owned by the Participant, or any combination thereof, equivalent to the purchase price of such Non-Qualified Stock Options, and, as soon as practicable thereafter, a certificate representing the net number of shares so purchased shall be delivered to the person entitled thereto. Participants also may elect to pay, unless restricted by





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the Board, the purchase price, in whole or in part, of shares of Stock purchased upon the exercise of Non-Qualified Options through the Company's withholding of shares of Stock (valued at Fair Market Value as of the day of exercise) that would otherwise by issuable upon exercise of such options equivalent to the purchase price of such Non-Qualified Stock Options and, as soon as practicable thereafter, a certificate representing the net number of shares so purchased shall be delivered to the person entitled thereto.

         4. Exercise. No Non-Qualified Stock Option may be exercised by a participant: (a) prior to the date on which the Participant completes six continuous months of employment with the Company or any Related Company after the date of the award thereof; or (b) after the Expiration Date applicable to that option. Provided, however, that the six-month requirement shall not apply if the Participant's employment terminates by reason of death or because the Participant becomes Disabled. Each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Board at the Option Date. The exercise of a Non-Qualified Stock Option will result in the surrender of the related Stock Appreciation Right, if any.

         5. Option Expiration Date. The "Expiration Date" with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under the 1989 Plan means the earliest of:

                 (a) the date established by the Board at the time of the award;

                 (b) the date the Participant's employment with the Company and all Related Companies is terminated for reasons other than Retirement or death; or

                 (c) the date that is three years after the date the Participant's employment with the Company and all Related Companies is terminated by reason of Retirement or death.

All rights to purchase shares of Stock pursuant to a Non-Qualified Stock Option shall cease as of such option's Expiration Date.


                         IV.  STOCK APPRECIATION RIGHTS

         1. Definition. A Stock Appreciation Right is an award that may be granted in tandem with a Non-Qualified Stock Option or Incentive Stock Option, and entitles the holder to receive an amount equal to the difference between the Fair Market Value of the shares of option Stock at the time of exercise of the Stock Appreciation Right and the option price, subject to the applicable terms and conditions of the tandem options and the following provisions of this Part IV.

         2. Eligibility. The Board may, in its discretion, award the holders of any Incentive Stock Options or Non-Qualified Stock Options awarded under the 1989 Plan a Stock Appreciation Right under this Part IV concurrent with, or subsequent to, the award of the option.

         3. Exercise. A Stock Appreciation Right may be exercised under the applicable terms and conditions of the Incentive Stock Option or Non-Qualified Stock Option with respect to which the Stock Appreciation Right is awarded. A Stock Appreciation Right shall entitle the holder of a Stock Option to receive, upon the exercise of the Stock Appreciation Right, shares of Stock (valued at their Fair Market Value at the time of exercise), cash or a combination thereof, in the discretion of the Board, in an amount equal in value to the excess of the Fair Market Value of the shares of Stock subject to the Stock Appreciation Right as of the date of such exercise over the purchase price of the Stock Option. The exercise of a Stock Appreciation Right will result in the surrender of the related Incentive Stock Option or Non-Qualified Stock Option.





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         4.      Expiration Date.  The "Expiration Date" with respect to a
Stock Appreciation Right shall be determined by the Board, and shall be not later than the Expiration Date for the related Stock Option.


                              V.  RESTRICTED STOCK

         1. Definition. Restricted Stock awards are grants of Stock to Participants, the vesting of which is subject to a required period of employment and any other conditions established by the Board.

         2. Eligibility. The Board shall designate the Participants to whom Restricted Stock is to be awarded and the number of shares of Stock that are subject to the award.

         3. Terms and Conditions of Awards. All shares of Restricted Stock awarded to Participants under the 1989 Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the 1989 Plan, as shall be prescribed by the Board in its sole discretion and as shall be contained in the Agreement referred to in Part I, paragraph 12.

                 (a) Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of five years or such shorter period as the Board may determine, but not less than one year, after the time of the award of such stock (the "Restricted Period"). Except for such restrictions, the Participant as owner of such shares shall have all the rights of a shareholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Board, the right to receive all dividends paid on such shares.

                 (b) The Board may in its discretion, at any time after the date of the award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of the Restricted Period be less than one year.

                 (c) Except as otherwise determined by the Board in its sole discretion, a Participant whose employment with the Company and all Related Companies terminates prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock Award.

                 (d) Each certificate issued in respect of shares of Restricted Stock awarded under the 1989 Plan shall be registered in the name of the Participant and, at the discretion of the Board, each such certificate may be deposited in a bank designated by the Board. Each such certificate shall bear the following (or a similar) legend: "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the REPUBLIC GROUP INCORPORATED 1989 Long-Term Incentive Plan and an agreement entered into between the registered owner and REPUBLIC GROUP INCORPORATED. A copy of such plan and agreement is on file in the office of the Secretary of REPUBLIC GROUP INCORPORATED, 311 East 30th Avenue, Hutchinson, Kansas 67502-4341.

                 (e) At the end of the Restricted Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her





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                          legal representative, beneficiary or heir).

         4. Substitution of Cash. The Board may, in its discretion, substitute cash equal to the Fair Market Value (determined as of the date of distribution) of Stock otherwise required to be distributed to a Participant in accordance with Part V, paragraph 3.


                             VI.  PERFORMANCE UNITS

         1. Definition. Performance Units are awards to Participants who may receive value for the units at the end of a Performance Period. The number of units earned, and value received for them, will be contingent on the degree to which the performance measures established at the time of the initial award are met.

         2. Eligibility. The Board shall designate the Participants to whom Performance Units are to be awarded, and the number of units to be the subject of such awards.

         3. Terms and Conditions of Awards. For each Participant, the Board will determine the timing of awards; the number of units awarded; the value of units, which may be stated either in cash or in shares of Stock; the performance measures used for determining whether the Performance Units are earned; the performance period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the performance period, any revision to the performance measures or performance period should be made to reflect significant events or changes that occur during the performance period; and the number of earned Performance Units that will be paid in cash and/or shares of Stock.

         4. Payment. The Board will compare the actual performance to the performance measures established for the performance period and determine the number of units to be paid and their value. Payment for units earned shall be wholly in cash, wholly in Stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Board shall provide. The Board will determine the number of earned units to be paid in cash and the number to be paid in Stock. For Performance Units valued when awarded in shares of Stock, one share of Stock will be paid for each unit earned, or cash will be paid for each unit earned equal to either
(a) the Fair Market Value of a share of Stock at the end of the Performance Period or (b) the Fair Market Value of the Stock averaged for a number of days determined by the Board. For Performance Units valued when awarded in cash, the value of each unit earned will be paid in its initial cash value, or shares of Stock will be distributed based on the cash value of the units earned divided by (a) the Fair Market Value of a share of Stock at the end of the Performance Period or (b) the Fair Market Value of a share of Stock averaged for a number of days determined by the Board.

         5. Retirement, Death or Termination. A Participant whose employment with the Company and Related Companies terminates during a performance period because of Retirement or death shall be entitled to the prorated value of earned Performance Units, issued with respect to that performance period, at the conclusion of the performance period based on the ratio of the months employed during the period to the total months of the performance period. If the Participant's employment with the Company and Related Companies terminates during a performance period for any reason other than Retirement or death, the Performance Units issued with respect to that performance period will be forfeited on the date his employment with the Company and Related Companies terminates. Notwithstanding the foregoing provisions of this Part VI, if a Participant's employment with the Company and Related Companies terminates before the end of the Performance Period with respect to any Performance Units awarded to him, the Board may determine that the Participant will be entitled to receive all or any portion of the units that he or she would otherwise receive, and may accelerate the determination and payment of the value of such units or make such other adjustments as the Board, in its sole discretion, deems desirable.





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